Exhibit 10.4
Execution Version

INTELLECTUAL PROPERTY MATTERS AGREEMENT
by and between
SolarWinds Corporation
and
N-able, Inc.
Dated as of July 16, 2021

Section 9.8 Third Party Beneficiaries	8
Section 9.9 Title and Headings	8
Section 9.10 Exhibits and Schedules	9
Section 9.11 Governing Law	9
Section 9.12 Dispute Resolution	9
Section 9.13 Severability	9
Section 9.14 Interpretation	9
Section 9.15 No Waiver	9
Section 9.16 Bankruptcy	9

INTELLECTUAL PROPERTY MATTERS AGREEMENT
This INTELLECTUAL PROPERTY MATTERS AGREEMENT (this “Agreement”), dated as of July 16, 2021 and made effective as of the Distribution Date (the “Effective Date”), is entered into by and between SolarWinds Corporation (“Parent”), a Delaware corporation, and N-able, Inc. (“SpinCo”), a Delaware corporation. “Party” or “Parties” means Parent or SpinCo, individually or collectively, as the case may be.
W I T N E S S E T H:
WHEREAS, the Parties have entered into that certain Separation and Distribution Agreement, dated July 16, 2021 (the “Separation Agreement”); and
WHEREAS, as of the Effective Date, the Parent Group owns certain Patents and Know-How that are necessary or used in the SpinCo Business as of the Effective Date, and the SpinCo Group owns certain Patents and Know-How that are necessary or used in the Parent Retained Businesses as of the Effective Date, and Parent wishes to grant to SpinCo, and SpinCo wishes to grant to Parent, a license to such Intellectual Property in accordance with the terms hereof.
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Agreement, the Parties hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1    Definitions. Unless otherwise defined herein, all capitalized terms used herein shall have the same meanings as in the Separation Agreement.
The following capitalized terms used in this Agreement shall have the meanings set forth below:
(1)    “Know-How” shall mean trade secrets, and all other confidential or proprietary information, know-how, inventions, processes, formulae, models, and methodologies, excluding Patents.
(2)    “Licensee” shall mean SpinCo with respect to the Parent Licensed IP, and Parent with respect to the SpinCo Licensed IP.
(3)    “Licensor” shall mean SpinCo with respect to the SpinCo Licensed IP, and Parent with respect to the Parent Licensed IP.
(4)    “Licensee Field of Use” shall mean with respect to SpinCo, the SpinCo Field of Use, and, with respect to Parent, the Parent Field of Use.
(5)    “Licensed IP” shall mean the SpinCo Licensed IP, as licensed to Parent hereunder, and the Parent Licensed IP, as licensed to SpinCo hereunder.
(6)    “Licensor IP” shall mean with respect to SpinCo, the SpinCo Licensed IP, and, with respect to Parent, the Parent Licensed IP.

(7)    “Parent Field of Use” shall mean the Parent Retained Business and natural evolutions or extensions thereof.
(8)    “Parent Licensed IP” shall mean the Parent Licensed Know-How and Parent Licensed Patents.
(9)    “Parent Licensed Know-How” shall mean the Know-How that is owned by the Parent Group as of the Effective Date but used in the SpinCo Business as of the Effective Date.
(10)    “Parent Licensed Patents” shall mean the Patents that are owned by the Parent Group as of the Effective Date but used in the SpinCo Business as of the Effective Date, and all other Patents that claim priority to such Patents to the extent the claims thereof are fully supported by such Patents.
(11)    “Patents” shall mean patents and patent applications, and any and all related national or international counterparts thereto, including any divisionals, continuations, continuations-in-part, reissues, reexaminations, substitutions and extensions thereof.
(12)    “Software Cross License Agreement” shall mean that certain Software Cross License Agreement between the Parties dated of even date herewith.
(13)    “SpinCo Field of Use” shall mean the SpinCo Business and natural evolutions or extensions thereof.
(14)    “SpinCo Licensed IP” shall mean the SpinCo Licensed Know-How and SpinCo Licensed Patents.
(15)    “SpinCo Licensed Know-How” shall mean the Know-How that is owned by the SpinCo Group as of the Effective Date but used in the SpinCo Business as of the Effective Date.
(16)    “SpinCo Licensed Patents” shall mean the Patents that are owned by the SpinCo Group as of the Effective Date but used in the Parent Retained Business as of the Effective Date, and all other Patents that claim priority to such Patents to the extent the claims thereof are fully supported by such Patents.
(17)    “Third Party” means any Person other than Parent, SpinCo, and their respective controlled Affiliates.
(18)    “Valid Claim” means a claim of an issued and unexpired Patent that (i) has not been revoked or held unenforceable or invalid by a decision of a court or other Governmental Entity of competent jurisdiction from which no appeal can be taken or has been taken within the time allowed for appeal and (ii) has not been abandoned, disclaimed, denied, or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise in such country.
ARTICLE II
GRANTS OF RIGHTS
Section 2.1    License to SpinCo of Parent Licensed IP. Subject to the terms and conditions of this Agreement, Parent, on behalf of the Parent Group, hereby grants to the SpinCo Group a non-exclusive, royalty-free, fully paid-up, irrevocable, sublicensable (in connection with activities in the SpinCo Field of

Use by SpinCo and its controlled Affiliates but not for the independent use of Third Parties), and worldwide license to the Parent Licensed IP in the SpinCo Field of Use (“SpinCo License”). Subject to the terms and conditions of this Agreement, the SpinCo License shall include the right to exercise any and all rights in the Parent Licensed IP in the SpinCo Field of Use, including the right to use, practice, copy, perform, render, develop, modify, and make derivative works of the Parent Licensed IP within the SpinCo Field of Use and to make, have made, use, sell, offer for sale, and import any products or services and practice all methods and processes, in each case with respect to the SpinCo Field of Use.
Section 2.2    License to Parent of SpinCo Licensed IP. Subject to the terms and conditions of this Agreement, SpinCo, on behalf of the SpinCo Group, hereby grants to the Parent Group a non-exclusive, royalty-free, fully paid-up, irrevocable, sublicensable (in connection with activities in the Parent Field of Use by Parent and its controlled Affiliates but not for the independent use of Third Parties), and worldwide license to the SpinCo Licensed IP solely within the Parent Field of Use (“Parent License”). Subject to the terms and conditions of this Agreement, the foregoing license shall include the right to exercise any and all rights in the SpinCo Licensed IP in the Parent Field of Use, including the right to use, practice, copy, perform, render, develop, modify, and make derivative works of the SpinCo Licensed IP within the Parent Field of Use and to make, have made, use, sell, offer for sale, and import any products or services and practice all methods and processes, in each case with respect to the Parent Field of Use.
Section 2.3    Limitations. Notwithstanding anything to the contrary herein, the licenses hereunder are subject to any rights of or obligations owed to any Third Party under any agreement existing as of the Effective Date between Licensor or its controlled Affiliates and any such Third Party. The Licensor, not Licensee, is responsible for any royalties that may be owned to a Third Party by reason of this Agreement.
Section 2.4    Reservation of Rights. Each Party reserves its and its Affiliates’ rights in and to all Intellectual Property that is not expressly licensed hereunder. Without limiting the foregoing, this Agreement and the licenses and rights granted herein do not, and shall not be construed to, confer any rights upon either Party, its Affiliates, by implication, estoppel, or otherwise as to any of the other Party’s or its Affiliates’ Intellectual Property, except as otherwise expressly set forth herein.
ARTICLE III
INTELLECTUAL PROPERTY OWNERSHIP
Section 3.1    Ownership.
(a)    As between the Parties, Licensee acknowledges and agrees that (a) Licensor owns the Licensor IP, (b) neither Licensee, nor its Affiliates or its Sublicensees, will acquire any rights in the Licensor IP, except for the licenses and sublicenses granted pursuant to Section 2.1 and 2.2, and (c) Licensee shall not, and shall cause its Affiliates and its Sublicensees to not, represent that they have an ownership interest in any of the Licensor IP.
(b)    To the extent that a Party (the “Assigning Party”) or its Affiliates are assigned or otherwise obtain ownership of any right, title, or interest in or to any Intellectual Property in contravention of the foregoing Section 3.1(a), such Assigning Party hereby assigns, and shall cause its Affiliates and

Sublicensees to assign, to the other Party all such right, title, and interest. Upon such other Party’s request, the Assigning Party shall, at its own cost and expense, take all reasonable actions, including executing all assignments and other documents, necessary to perfect or record such other Party’s right, title, and interest in and to such Intellectual Property.
(c)    As between the Parties, each Party shall own all improvements and modifications made by or on behalf of such Party with respect to the Licensed IP; provided that, with respect to Licensee, such improvements and modifications shall not include, and shall be subject to the provisions of this Agreement as they concern, the Licensed IP to which such improvements or modifications are made.
ARTICLE IV
PROSECUTION, MAINTENANCE AND ENFORCEMENT
Section 4.1    Responsibility. Subject to Section 4.2, Licensor shall be solely responsible for filing, prosecuting, and maintaining all Patents within the Licensor IP, in Licensor’s sole discretion. Licensor shall be responsible for any costs associated with filing, prosecuting, and maintaining such Patents.
Section 4.2    Defense and Enforcement. Licensor shall have the sole right, but not the obligation, to elect to bring an Action or enter into settlement agreements regarding the Licensor IP, at Licensor’s sole cost and expense.
Section 4.3    No Additional Obligations. This Agreement shall not obligate either Party to disclose to the other Party, or maintain, register, prosecute, pay for, enforce, or otherwise manage any Intellectual Property except as expressly set forth herein.
ARTICLE V
DISCLAIMERS; LIMITATIONS ON LIABILITY AND REMEDIES
Section 5.1    Disclaimer of Warranties. Except as expressly set forth herein, the Parties acknowledge and agree that the Licensor IP is provided as-is, that the Licensee assume all risks and Liability arising from or relating to its use of and reliance upon the Licensor IP and each Party makes no representation or warranty with respect thereto. EXCEPT AS EXPRESSLY SET FORTH HEREIN, EACH PARTY HEREBY EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES REGARDING THE LICENSOR IP, WHETHER STATUTORY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED REPRESENTATION OR WARRANTY IN REGARD TO TITLE, QUALITY, PERFORMANCE, NONINFRINGEMENT, COMMERCIAL UTILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Furthermore, nothing in this Agreement will be construed as any of the following: (i) a warranty or representation by either Party as to the validity, enforceability, and/or scope of any class or type of Intellectual Property; (ii) a warranty or representation that any manufacture, sale, lease, use or other disposition of a Party’s product or service offerings will be free from infringement of any Patent rights or other Intellectual Property of any Third Party; (iii) an agreement to bring, prosecute or defend actions or suits against Third Parties for infringement or conferring any right to bring or prosecute actions or suits against third parties for infringement, (iv) imposing on either Party any obligation to file any patent application or other Intellectual Property application or registration or to secure or maintain in force any Patent or other Intellectual Property; (v) conferring any right to use in advertising, publicity, or otherwise, any Trademark, or any contraction, abbreviation or simulation thereof, of either Party; or (vi) conferring a license or other right by implication, estoppel, statute or otherwise, by either Party to the other, under any Patents, Trade Secrets, or other Intellectual Property now or hereafter owned or controlled by such Party, other than the license expressly granted in this Agreement.
Section 5.2    Compliance with Laws and Regulations. Each Party hereto shall be responsible for its own compliance with any and all Laws applicable to its performance under this Agreement. FOR THE AVOIDANCE OF DOUBT AND NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, EACH PARTY EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED OBLIGATION OR WARRANTY OF THE LICENSOR IP THAT COULD BE CONSTRUED TO REQUIRE A PARTY AS LICENSOR TO PROVIDE LICENSOR IP HEREUNDER IN SUCH A MANNER TO ALLOW A LICENSEE TO ITSELF COMPLY WITH ANY LAW APPLICABLE TO THE ACTIONS OR FUNCTIONS OF SUCH LICENSEE.
ARTICLE VI
LIABILITY AND INDEMNIFICATION
Section 6.1    Procedures. The provisions of Article VI of the Separation Agreement shall govern any and all Liabilities or indemnification (including any Indemnifiable Losses) under or in connection with this Agreement, whether arising from statute, principle of common or civil law, principles of strict liability, tort, contract or otherwise under or in connection with this Agreement.
ARTICLE VII
CONFIDENTIALITY
Section 7.1    Disclosure and Use Restrictions.
(a)    Notwithstanding any termination of this Agreement, each of Parent and SpinCo shall hold, and shall cause members of their respective Groups and its and their respective officers, employees, agents, consultants and advisors to hold, in strict confidence (and not to disclose or release or use, including for any ongoing or future commercial purpose, without the prior written consent of the Party to whom the Confidential Information relates (which may be withheld in such Party’s sole and absolute discretion, except where disclosure is required by applicable Law)), any and all Confidential Information concerning or belonging to the other Party or its Group; provided that each Party may disclose, or may permit disclosure of, Confidential Information (i) to its respective auditors, attorneys, financial advisors, bankers and other appropriate consultants and advisors who have a need to know such Confidential Information or auditing and other non-commercial purposes and are informed of the obligation to hold such Confidential Information confidential and in respect of whose failure to comply with such obligations, the applicable Party will be responsible, (ii) if any Party or any of its respective Subsidiaries is required or compelled to disclose any such Confidential Information by judicial or administrative process or by other requirements of Law or stock exchange rule or is advised by outside counsel in connection with a proceeding brought by a Governmental Entity that it is advisable to do so, (iii) as required in connection with any legal or other proceeding by one Party against any other Party or in respect of claims by one Party against the other Party brought in a proceeding, (iv) as necessary in order to permit a Party to prepare and disclose its financial statements in connection with any regulatory filings or Tax Returns, (v) as necessary for a Party to enforce its rights or perform its obligations under this Agreement, (vi) to Governmental Entities in accordance with applicable procurement regulations and contract requirements, (vii) as expressly permitted by, and in accordance with, the Software Cross License Agreement, or (viii) to other Persons in connection with their evaluation of, and negotiating and consummating, a potential strategic transaction, to the extent reasonably necessary in connection therewith, provided an appropriate and customary confidentiality agreement has been entered into with the Person receiving such Confidential Information. Notwithstanding the foregoing, in the event that any demand or request for disclosure of Confidential Information is made by a Third Party pursuant to clause (ii), (iii), (v) or (vi) above, each Party, as applicable, shall promptly notify (to the extent permissible by Law) the Party to whom the Confidential Information relates of the existence of such request, demand or disclosure requirement and shall provide such affected Party a reasonable opportunity to seek an appropriate protective order or other remedy, which such Party will cooperate in obtaining to the extent reasonably practicable. In the event that such appropriate protective order or other remedy is not obtained, the Party which faces the disclosure requirement shall furnish only that portion of the Confidential Information that is required to be disclosed and shall take commercially reasonable steps to ensure that confidential treatment is accorded such Confidential Information.
(b)    Each Party acknowledges that it and the other members of its Group may have in its or their possession confidential or proprietary Information of third parties that was received under confidentiality or non-disclosure agreements with such third party while such Party and/or members of its Group were part of the Parent Group. Each Party shall comply, and shall cause the other members of its Group to comply, and shall cause its and their respective officers, employees, agents, consultants and advisors (or potential buyers) to comply, with all terms and conditions of any such third-party agreements entered into prior to the Effective Date, with respect to any confidential and proprietary Information of third parties to which it or any other member of its Group has had access.
(c)    Notwithstanding anything to the contrary set forth herein, (i) the Parties shall be deemed to have satisfied their obligations hereunder with respect to Confidential Information if they exercise at least the same degree of care that applies to Parent’s confidential and proprietary information pursuant to policies in effect as of the Effective Date, (ii) confidentiality obligations provided for in any Contract between each Party or its Subsidiaries and their respective employees shall remain in full force and effect, and (iii) the confidentiality obligations provided for in the Software Cross License Agreement shall remain in full force and effect. Notwithstanding anything to the contrary set forth herein, Confidential Information of any Party in the possession of and used by any other

Party as of the Effective Date may continue to be used by such Party in possession of the Confidential Information in and only in the operation of the SpinCo Business (in the case of the SpinCo Group) or the Parent Business (in the case of the Parent Group); provided that such Confidential Information may only be used by such Party and its officers, employees, agents, consultants and advisors in the specific manner and for the specific purposes for which it is used as of the date of this Agreement or, to the extent applicable, as expressly permitted by and in accordance the Software Cross License Agreement; and may only be shared with additional officers, employees, agents, consultants and advisors of such Party on a need-to-know basis exclusively with regard to such specified use; provided, further that such Confidential Information may be used only so long as the Confidential Information is maintained in confidence and not disclosed in violation of Section 7.1(c).
(d)    The Parties agree that irreparable damage may occur if the provisions of this Section 7.1 were not performed in accordance with their specific terms. Accordingly, it is hereby agreed that the Parties shall be entitled to seek an injunction or injunctions to enforce specifically the terms and provisions hereof in any court having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.
Section 7.2    Survival. The confidentiality and nondisclosure obligations of this Article VII shall survive the expiration or termination of this Agreement.
ARTICLE VIII
TERM
Section 8.1    Term. The term of this Agreement shall (a) with respect to each Patent that is included in Licensor IP, expire upon expiration of the last Valid Claim included in such Patent, and (b) with respect to all Know-How that is licensed or sublicensed hereunder, be perpetual. This Agreement may not be terminated unless agreed to in writing by the Parties. If a Party commits a material breach of this Agreement, and such breach is not cured within thirty (30) days after written notice of such breach, then the aggrieved party may seek injunctive relief or other appropriate remedies; provided, however, that such Party shall not, under any circumstances (including bankruptcy or insolvency of the other Party), terminate such licenses. In the event of any breach of this Agreement, both Parties may continue to operate under the licenses herein, and an aggrieved party’s sole remedy shall be injunctive relief to restrain use outside the license scope, an order for specific performance of this Agreement, and monetary damages and awards as appropriate.
Section 8.2    Effect of Expiration and Termination; Accrued Rights; Survival.
(a)    Accrued Rights. Upon the earlier of expiration or termination of this Agreement, in part or in its entirety, all licenses and rights granted to Licensee with respect to the Intellectual Property to which such expiration or termination relates shall immediately cease. Expiration and termination of this Agreement, in part or in its entirety, shall be without prejudice to any rights which shall have accrued to the benefit of either Party prior to such expiration and termination (as applicable).

(b)    Termination of Sublicenses. Any sublicenses that have been granted to a sublicensee with respect to the Licensed IP subject to expiration or termination of this Agreement, in part or in its entirety, shall automatically terminate upon such expiration or termination of the sublicense.
(c)    Surviving Obligations. The following provisions of this Agreement, together with all other provisions of this Agreement that expressly specify that they survive, shall survive expiration and termination of this Agreement, in part or in its entirety: Article I, Section 2.4, Articles III, V, VI, VII, and IX and this Section 8.2(c).
ARTICLE IX
MISCELLANEOUS
Section 9.1    Entire Agreement; Construction. This Agreement, including the Exhibits and Schedules, and the Separation Agreement and other Ancillary Agreements shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments, course of dealings and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any Schedule hereto, the Schedule shall prevail. In the event of any conflict between this Agreement and the Tax Matters Agreement, the terms and conditions of the Tax Matters Agreement shall govern.
Section 9.2    Counterparts. This Agreement may be executed in more than one counterpart, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to each of the Parties.
Section 9.3    Notices. All notices, requests, claims, demands and other communications under this Agreement and, to the extent applicable and unless otherwise provided therein, under each of the Ancillary Agreements shall be in English, shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, or by e-mail with receipt confirmed (followed by delivery of an original via overnight courier service) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.3):

To Parent:
SolarWinds Corporation
7171 Southwest Parkway
Building 400
Austin, Texas
Attn: General Counsel
Email: general_counsel@solarwinds.com
To SpinCo:
N-able, Inc.
301 Edgewater Dr., Suite 306
Wakefield, Massachusetts 01880
Attn: General Counsel
Email: general_counsel@n-able.com
Section 9.4    Amendments; Consents; Waivers. No amendment or other modification of this Agreement or any schedule hereto shall be effective unless in a writing signed and delivered by both Parties hereto. Any consent or waiver required or permitted to be given by any Party to the other Party under this Agreement shall be in writing and signed by the Party giving such consent or waiver and shall be effective only against such Party (and its Group).
Section 9.5    Assignment. This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the prior written consent of the other Party (not to be unreasonably withheld or delayed), and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void. Notwithstanding the foregoing, this Agreement shall be assignable to (i) a Subsidiary of a Party, or (ii) a bona fide unaffiliated third party in connection with a Change of Control of a Party so long as the resulting, surviving or transferee entity assumes all the obligations of the relevant party hereto by operation of law or otherwise; provided however that, unless otherwise agreed by the non-assigning Party or in connection with a Change of Control of a Party as described above, no assignment permitted by this Section 9.5 shall release the assigning Party from Liability for the full performance of its obligations under this Agreement.
Section 9.6    Successors and Assigns. The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors and permitted assigns.
Section 9.7    Subsidiaries. Each of the Parties shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such Party or by any entity that becomes a Subsidiary of such Party at and after the Effective Date, to the extent such Subsidiary remains a Subsidiary of the applicable Party.

Section 9.8    Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and should not be deemed to confer upon third parties any remedy, claim, Liability, reimbursement, claim of Action or other right in excess of those existing without reference to this Agreement.
Section 9.9    Title and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.
Section 9.10    Exhibits and Schedules. The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.
Section 9.11    Governing Law. This Agreement and any dispute arising out of, in connection with or relating to this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.
Section 9.12    Dispute Resolution. The provisions of Article VIII of the Separation Agreement shall govern any Dispute under or in connection with this Agreement.
Section 9.13    Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 9.14    Interpretation. The Parties have participated jointly in the negotiation and drafting of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. Wherever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to “dollar” or “$” contained herein are to United States Dollars (unless otherwise specified). The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.
Section 9.15    No Waiver. No failure to exercise and no delay in exercising, on the part of any Party, any right, remedy, power or privilege hereunder shall operate as a waiver hereof or thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
Section 9.16    Bankruptcy. The Parties acknowledge and agree that this Agreement is a contract under which each Licensor is a licensor of intellectual property as provided in Section 365(n) of Title 11, United States Code (the “Bankruptcy Code”). Each Licensor acknowledges that if it, as a debtor in possession, or a trustee in bankruptcy in a case under the Bankruptcy Code (the “Bankruptcy Trustee”) rejects this

Agreement, a Licensee may elect to retain its rights under this Agreement as provided in Section 365(n) of the Bankruptcy Code.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

SolarWinds Corporation

By:	/s/ J. Barton Kalsu
Name:	J. Barton Kalsu
Title	Executive Vice President, Chief Financial Officer

N-able, Inc.

By:	/s/ John Pagliuca
Name:	John Pagliuca
Title	President, Chief Executive Officer